EXHIBIT 11


                   STIRLING COOKE BROWN HOLDINGS LIMITED

      STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

 (Expressed in thousands of United States Dollars, except share and per share data)

                                                  1999                                                 2000
                           -----------------------------------------------------    ----------------------------------------
                                                        Cumulative
                                                       effect of a
                                             Dis-       change in                                    Dis-
                          Continued       continued     accounting                  Continued       continued
                          operations     operations     principle       Total       operations      operations      Total
                          ----------     ----------     ----------      -----       ----------      ----------      -----

Net Loss.............     $    (4,820)   $   (1,590)   $      (307)   $   (6,717)   $  (15,976)    $  (11,029)   $  (27,005)
                          ===========    ==========    ===========    ==========    ==========     ===========   ===========


BASIC
Number of Shares:
Weighted average
 number of ordinary
 shares outstanding..       9,863,372     9,863,372      9,863,372     9,863,372     9,877,619      9,877,619      9,877,619
Weighted average          -----------    ----------    -----------    ----------    ----------     ----------    -----------
 treasury
 shares held.........        (383,016)     (383,016)      (383,016)     (383,016)     (443,400)      (443,400)     (443,400)
                          -----------    ----------    -----------    ----------    ----------     ----------    -----------
                            9,480,356     9,480,356      9,480,356     9,480,356     9,434,219      9,434,219      9,434,219
                          ===========    ==========    ===========    ==========    ==========     ==========    ===========
Net loss per share...     $     (0.51)   $    (0.17)   $     (0.03)   $    (0.71)   $    (1.69)    $    (1.17)   $     (2.86)
                          ===========    ==========    ===========    ==========    ==========     ==========    ===========

DILUTED
Number of shares:
Weighted average
  number of ordinary
  shares outstanding..      9,863,372     9,863,372      9,863,372     9,863,372     9,877,619      9,877,619      9,877,619
Weighted average
  treasury
  shares held........        (383,016)     (383,016)      (383,016)     (383,016)     (443,400)      (443,400)      (443,400)
                          ===========    ==========    ===========    ==========    ==========     ==========    ===========
                            9,480,356     9,480,356      9,480,356     9,480,356     9,434,219      9,434,219      9,434,219
                          ===========    ==========    ===========    ==========    ==========     ==========    ===========

Net loss per share
 assuming dilution...     $     (0.51)    $   (0.17)   $     (0.03)   $    (0.71)   $    (1.69)    $    (1.17)    $    (2.86)
                          ===========    ==========    ===========    ==========    ==========     ==========    ===========



                                           2001
                          ----------------------------------------
                                            Dis-
                            Continued    continued
                           operations    operations      Total
                          -----------    ----------      -----

Net Loss.............     $   (15,143)   $   (6,187)   $   (21,330)
                          ===========    ==========    ===========


BASIC
Number of Shares:
Weighted average number
 of ordinary shares
 outstanding.........       9,863,372     9,863,372      9,863,372
                          -----------    ----------    -----------
Weighted average
 treasury
 shares held.........        (443,400)     (443,400)      (443,400)
                          -----------    ----------    -----------
                            9,519,972     9,519,972      9,519,972
                          ===========    ==========    ===========
Net loss per share...     $    (1.59)    $    (0.65)   $     (2.24)
                          ===========    ==========    ===========

DILUTED
Number of shares:
Weighted average
  number of
  ordinary shares
  outstanding........       9,963,372     9,963,372      9,963,372
Weighted average
  treasury
  shares held........        (443,400)     (443,400)      (443,400)
                          ===========    ==========    ===========
                            9,519,972     9,519,972      9,519,972
                          ===========    ==========    ===========

Net loss per share
 assuming dilution...     $     (1.59)   $    (0.65)   $     (2.24)
                          ===========    ==========    ===========





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